CUSIP No. 15708Q105	13G	Page 1 6 of 20 Pages

Exhibit 1

AGREEMENT

Pursuant to Rule 13d-1-(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of stock of Cerulean Pharma Inc.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Dated: April 18, 2014

Lux Ventures II, L.P.

By:	Lux Venture Partners II, L.P.
its General Partner

	By:	Lux Venture Associates II, LLC
its General Partner

	By:	Lux Capital Management, LLC
its Sole Member

By: *
Name: Robert Paull
Title: Managing Director

Lux Ventures II Sidecar, L.P.

By:	Lux Venture Partners II, L.P.
its General Partner

	By:	Lux Venture Associates II, LLC
its General Partner

	By:	Lux Capital Management, LLC
its Sole Member

By: *
Name: Robert Paull
Title: Managing Director

Lux Ventures II Partners Fund I, LLC

By:	Lux Venture Partners II, L.P.
its Manager

	By:	Lux Venture Associates II, LLC
its General Partner

	By:	Lux Capital Management, LLC
its Sole Member

By: *
Name: Robert Paull
Title: Managing Director

CUSIP No. 15708Q105	13G	Page 17 of 20 Pages

Lux Venture Partners II, L.P.

By:	Lux Venture Associates II, LLC
its General Partner

	By:	Lux Capital Management, LLC
its Sole Member

By: *
Name: Robert Paull
Title: Managing Director

Lux Capital Management, LLC

By:	*
Name: Robert Paull
Title: Managing Director

*
Robert Paull

*
Joshua Wolfe

*
Peter Hebert

* By:	/s/ Robert Paull
Robert Paull as
Attorney-in-Fact

This Agreement was executed by Robert Paull pursuant to Powers of Attorney attached hereto as Exhibit 3 and incorporated herein by reference.